Exhibit 99.7

FORM OF NOTICE OF GUARANTEED DELIVERY
FOR
SUBSCRIPTION RIGHTS CERTIFICATES
ISSUED BY
CLEARWIRE CORPORATION

This form, or one substantially equivalent to this form, must be used to exercise the transferable subscription rights (the “Rights”) pursuant to the rights offering (the “Rights Offering”), as described in the prospectus dated December 21, 2009 (the “Prospectus”) of Clearwire Corporation, a Delaware corporation (“Clearwire”), if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the “Rights Certificate(s)”), to the subscription agent listed below (the “Subscription Agent”) at or prior to 5:00 p.m., New York City time, on June 21, 2010, unless such time is extended by Clearwire as described in the Prospectus (as it may be extended, the “Expiration Date”). Such form must be delivered by hand or sent by telegram, facsimile transmission, first class mail or overnight courier to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See “The Rights Offering — Notice of Guaranteed Delivery” in the Prospectus.

Payment of the subscription price of $7.33 per share (the “Subscription Price”) of Clearwire Class A common stock, par value $0.0001 per share (“Class A Common Stock”) subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in the section of the Prospectus entitled “The Rights Offering” at or prior to 5:00 p.m., New York City time, on the Expiration Date even if the Rights Certificate(s) evidencing such Rights is (are) being delivered pursuant to the guaranteed delivery procedures thereof. See “The Rights Offering — Notice of Guaranteed Delivery” in the Prospectus.

The Subscription Agent is American Stock Transfer & Trust Company, LLC.

If delivering by mail:	If delivering by hand or courier:

American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 59 Maiden Lane New York, New York 10038	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

By Facsimile Transmission
(718) 234-5001

Telephone Number for Confirmation:
(877) 248-6417
(718) 921-8317

If you have any questions or require additional copies of relevant documents, please contact the information agent, Georgeson Inc., at (800) 279-6913

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

The undersigned hereby represents that the undersigned is the holder of Rights Certificate(s) representing                               Right(s) and that such Rights Certificate(s) cannot be delivered to the Subscription Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise his/her/its Rights to subscribe for                               share(s) of Class A Common Stock underlying the Rights represented by such Rights Certificate(s).

The undersigned understands that payment of the Subscription Price for each share of Class A Common Stock subscribed for pursuant to his/her/its Rights must be received by the Subscription Agent at or prior to 5:00 p.m., New York City time, on the Expiration Date and represents that such payment, in the aggregate amount of $                either (check appropriate box):

☐	is being delivered to the Subscription Agent herewith

or

☐	has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):

☐	Wire transfer of funds

Name of transferor institution:

Date of transfer:

Confirmation number (if available):

☐	Certified check

☐	Bank draft (cashier’s check)

Name of maker:

Date of check or draft:

Check or draft:

Bank on which check is drawn or issuer:

Signature(s)	Address

Names
(Please Type or Print)

Address

Area Code and Tel. No.(s)

Rights Certificate No(s) (if available)

GUARANTEE OF DELIVERY
(Not To Be Used for Rights Certificate Signature Guarantee)

The undersigned, an “Eligible Guarantor Institution,” as such term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the date hereof.

Dated:

Authorized Signature:

Name of Firm:

Address:

Area Code and Telephone Number:

The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Rights Certificate(s) to the Subscription Agent within the time period shown in the Prospectus. Failure to do so could result in a financial loss to such institution.